As filed with the Securities and Exchange Commission on December 5, 2012

Registration No. 333-143377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC. EMPLOYEES’ STOCK PURCHASE PLAN

(Full title of the plan)

Thomas F. Larkins

Senior Vice President, General Counsel and Corporate Secretary

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: 1-408-727-5555

Copy to:

John E. Aguirre, Esq.

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT – DEREGISTRATION OF A PORTION OF SHARES

Effective as of October 28, 2012, Applied Materials, Inc. (the “Registrant”) amended its Employees’ Stock Purchase Plan (the “Plan”) to decrease the number of shares of its common stock (“Shares”) that is available for issuance under the Plan by 15,000,000 Shares. Accordingly, the purpose of this Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-143377), which was originally filed on May 30, 2007, amended by Post-Effective Amendment No. 1 thereto filed on July 27, 2009, and amended by Post-Effective Amendment No. 2 thereto filed on February 23, 2010 (the “Registration Statement”), is to reduce the number of Shares previously registered for issuance under the Plan pursuant to the Registration Statement (which number was 62,000,000) by 15,000,000 Shares that remain unsold. As a result, the Registration Statement now covers a maximum of 47,000,000 Shares.

Except to the extent specified above, the Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment No. 3 thereto.

Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (Commission File No. 333-143377) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 5th day of December, 2012.

APPLIED MATERIALS, INC.

(Registrant)

By	/s/ Michael R. Splinter
Michael R. Splinter
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (Commission File No. 333-143377) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Michael R. Splinter Michael R. Splinter	Chief Executive Officer	December 5, 2012

Principal Financial Officer:

/s/ George S. Davis George S. Davis	Executive Vice President, Chief Financial Officer	December 5, 2012

Principal Accounting Officer:

/s/ Thomas S. Timko Thomas S. Timko	Corporate Vice President, Corporate Controller and Chief Accounting Officer	December 5, 2012

Directors:

* Michael R. Splinter	Chairman of the Board	December 5, 2012

* Aart J. de Geus	Director	December 5, 2012

* Stephen R. Forrest	Director	December 5, 2012

* Thomas J. Iannotti	Director	December 5, 2012

* Susan M. James	Director	December 5, 2012

* Alexander A. Karsner	Director	December 5, 2012

* Gerhard H. Parker	Director	December 5, 2012

* Dennis D. Powell	Director	December 5, 2012

* Willem P. Roelandts	Director	December 5, 2012

* James E. Rogers	Director	December 5, 2012

* Robert H. Swan	Director	December 5, 2012

*By	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (Commission File No. 333-143377).

EXHIBIT INDEX

4.1	Applied Materials, Inc. Employees’ Stock Purchase Plan, amended and restated effective October 28, 2012, incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-K (file no. 000-06920) filed December 5, 2012.

24.1	Power of Attorney of Directors.

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